UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2007

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 11, 2007, Bruce D. Bohuny was appointed as a member of the Board of Directors of Lakeland Bancorp, Inc. and as a member of the Board of Directors of Lakeland Bank. It has not yet been determined on which committees Mr. Bohuny will serve. If nominated by the Board, he will stand for election at the 2008 annual meeting of shareholders.

Mr. Bohuny is the President of Brooks Ltd. Builders, a construction company. In 2006, Lakeland Bank paid Brooks Ltd. Builders a total of $113,690 for services performed at various Lakeland Bank branches. Mr. Bohuny is also a 10% owner of Lakeland Commons LLC, from which Lakeland Bank leases a branch. Lakeland Bank paid Lakeland Commons LLC a total of $113,852 in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/Joseph F. Hurley
Name:	Joseph F. Hurley
Title:	Executive Vice President and Chief Financial Officer

Dated: July 17, 2007